Exhibit 99.1

News Release

Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(801) 584-3065		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Genetics Reports Financial Results for Third Quarter of Fiscal Year 2014

Revenues up 17 percent; FY14 Guidance Raised

Salt Lake City, May 6, 2014 – Myriad Genetics, Inc. (NASDAQ: MYGN) today announced financial results for the fiscal third quarter and nine months ended March 31, 2014, increased its fiscal year 2014 guidance, and provided an update on recent business highlights. Revenue for the third quarter was $182.9 million, a 17 percent increase over the same period in the prior year. Third quarter GAAP earnings per diluted share were $0.48, which included a $12.6 million one-time, non-cash expense associated with the purchase of Crescendo Bioscience, Inc. during the quarter and a $1.2 million non-cash amortization of acquired intangible assets. Excluding these non-cash charges, third quarter adjusted earnings per diluted share were $0.60, a 30 percent increase over the same period in the prior year. A reconciliation of GAAP to adjusted earnings per diluted share is provided in the financial section of this earnings release.

“Myriad continued to deliver double digit top and bottom line growth in the third quarter which reflects the continued success of our business strategy,” said Peter D. Meldrum, president and CEO of Myriad. “More importantly, we are well positioned to grow our business in the future, deliver long-term value for shareholders, and achieve our goal of building the leading global molecular diagnostic company focused on providing exceptional patient care across all major human diseases.”

Fiscal Third Quarter 2014 Results

•	Molecular diagnostic testing revenue in the third quarter rose to $176.2 million, an increase of 19 percent compared to the third quarter of 2013. Women’s Health revenue totaled $80.7 million, an increase of 53 percent over the same period in the prior year. Oncology revenue was $92.4 million, compared to $95.8 million in the third quarter of 2013. This $3.4 million year-over-year decline resulted from a $6 million decrease in the Medicare reimbursement rate for BRACAnalysis® that took effect January 1, 2014. Effective April 1, 2014, Medicare increased the reimbursement rate for BRACAnalysis by 37 percent.

•	Revenue from Myriad’s hereditary cancer tests totaled $169.6 million, an increase of 16 percent over the same quarter in the previous year. In this segment, BRACAnalysis revenue was $119.7 million, BART™ revenue was $21.1 million, Myriad myRisk™ Hereditary Cancer revenue was $14.5 million, and Colaris® and Colaris AP® revenue was $14.4 million.

•	Revenue from Myriad’s other molecular diagnostic tests was $3.5 million, an increase of 25 percent compared to the previous year.

•	Revenue from the recent Crescendo acquisition that closed on February 28, 2014, was $3.1 million in the fiscal third quarter, which represented one month of revenue.

•	Companion diagnostic service revenue in the fiscal third quarter was $6.7 million, a 17 percent decrease over the same period in 2013. Companion diagnostic service revenue is expected to fluctuate from quarter to quarter due to the timing of research projects with our pharmaceutical partners.

•	Operating income was $55.3 million in the third quarter; however, excluding the non-cash charges associated with the Crescendo acquisition, adjusted operating income was $69.1 million, an increase of 19 percent over the same period in the prior year.

•	Net income was $36.8 million in the third quarter; however, excluding the non-cash charges associated with the Crescendo acquisition, adjusted net income was $46.2 million, an increase of 21 percent over the same period in the prior year.

•	During the quarter, the Company repurchased 1.6 million shares or $41.9 million of common stock under its stock repurchase program. Fiscal third quarter diluted weighted average shares outstanding were 76.4 million compared to 82.4 million in the same period last year.

•	The Company ended the quarter with $277.7 million in cash, cash equivalents and marketable investment securities compared to $462.3 million at March 31, 2013. The $184.6 million decline in total cash balances is primarily due to the repurchase of $243.6 million worth of company stock over the last four quarters and the use of $245 million in net cash associated with the Crescendo acquisition.

Year-to-Date Performance

•	Total revenue for the first three quarters of fiscal 2014 was $589.5 million, an increase of 34 percent over the $439.1 million reported for the first nine months of fiscal 2013.

•	Operating income was $221.2 million for the first nine months of fiscal year 2014; however, excluding the non-cash charges associated with the Crescendo acquisition, adjusted net operating was $235.4 million, an increase of 45 percent over the same period in the prior year.

•	Net income was $142.6 million for the first nine months of fiscal year 2014; however, excluding the non-cash charges associated with the Crescendo acquisition, adjusted net income was $152.5 million, an increase of 47 percent over the same period in the prior year.

•	GAAP diluted earnings per share were $1.82 for the first nine months of fiscal year 2014; however, excluding the non-cash charges associated with the Crescendo acquisition, adjusted, diluted earnings per share were $1.95, an increase of 57 percent over the same period in the prior year.

Business Highlights

•	Myriad entered into a three-year contract with United Healthcare to provide coverage for Myriad’s myRisk Hereditary Cancer test. The contract also provides myRisk update testing for patients who have previously received one of Myriad’s single cancer tests and want the more comprehensive assessment provided by the 25-gene myRisk test.

•	Myriad submitted the first module of a premarket approval application (PMA) to the FDA for use of its BRACAnalysis test as a companion diagnostic for olaparib®, AstraZeneca’s novel PARP inhibitor. AstraZeneca recently announced that it has received priority review status from the FDA for olaparib with a PDUFA date of October 3, 2014 setting up a potential FDA approval for olaparib in late calendar year 2014. Additionally, AstraZeneca also announced the initiation of three Phase 3 clinical trials in breast cancer with a planned NDA filing for metastatic breast cancer in 2016.

•	Myriad completed the acquisition of Crescendo Bioscience, a global leader in autoimmune diagnostics for $270 million. Crescendo’s Vectra DA test is the only molecular diagnostic product on the market that assesses rheumatoid arthritis disease activity and provides rheumatologists with critical information that can be used to more effectively treat RA patients.

•	Myriad expanded its collaboration with Tesaro incorporating the use of Myriad’s proprietary HRD test to identify tumor subtypes that may respond to Tesaro’s investigational new PARP inhibitor niraparib. This agreement represents the fifth commercial companion diagnostic collaboration with the Company’s HRD test.

•	Myriad RBM and the Institut Pasteur published a landmark study of immune response in the journal Immunity that provided new insights into healthy human immune system response. The study utilized Myriad RBM’s proprietary TruCulture® blood culturing and collection system to characterize individual immune responses to relevant medical stimuli.

•	The National Cancer Comprehensive Network (NCCN) revised its medical guidelines for hereditary colon cancer screening. The new guidelines use risk-based criteria to identify patients who are appropriate for testing, which should significantly increase the eligible testing population for hereditary colon cancer. Additionally, the Society of Gynecological Oncologists also revised their guidelines to recommending that all ovarian and endometrial cancer patients be tested for hereditary cancer risk.

•	Myriad published a clinical utility study on Prolaris® that demonstrated 65 percent of patients diagnosed with prostate cancer had their treatment plans changed from their physician’s original recommendations based upon their Prolaris test results. Myriad submitted this data as part of its dossier for Medicare reimbursement.

Increased Fiscal Year 2014 Outlook

Myriad is raising its revenue expectations for the fiscal year ending June 30, 2014 to $770 to $775 million, compared to previous guidance of $740 to $750 million. This new guidance represents 26 percent revenue growth when compared to the prior fiscal year. The non-GAAP financial guidance discussed below reflects certain non-cash charges associated with acquisitions to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures. We believe this will provide investors with additional information that may be useful in analyzing the Company’s past and future operating performance. The Company is projecting adjusted diluted earnings per share of $2.37 to $2.40 compared to previous guidance of $2.09 to $2.12. The new guidance represents 34 to 35 percent EPS growth relative to the adjusted diluted earnings per share of the prior fiscal year.

Conference Call and Webcast

A conference call will be held on Tuesday, May 6, 2014, at 4:30 p.m. Eastern Time to discuss Myriad’s financial results for the fiscal third quarter of 2014, increased fiscal year 2014 guidance, and recent business highlights. The dial-in number for domestic callers is (800) 667-8757. International callers may dial (303) 223-4377. All callers will be asked to enter the reservation number 21714202. An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the above reservation number. The conference call also will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics is a leading molecular diagnostic company dedicated to making a difference in patients’ lives through the discovery and commercialization of transformative tests to assess a person’s risk of developing disease, guide treatment decisions and assess risk of disease progression and recurrence. Myriad’s molecular diagnostic tests are based on an understanding of the role genes play in human disease and were developed with a commitment to improving an individual’s decision making process for monitoring and treating disease. Myriad is focused on strategic directives to introduce new products, including companion diagnostics, as well as expanding internationally. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, Myriad myPath, Myriad myPlan, Myriad myRisk, and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G

MYRIAD GENETICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in thousands, except per share amounts)	Three Months Ended		Nine Months Ended
	Mar. 31, 2014	Mar. 31, 2013	Mar. 31, 2014	Mar. 31, 2013
Molecular diagnostic testing	$176,191	$148,384	$565,335	$416,304
Companion diagnostic services	6,733	8,088	24,115	22,746

Total revenue	182,924	156,472	589,450	439,050
Costs and expenses:
Cost of molecular diagnostic testing	23,648	16,462	67,842	45,960
Cost of companion diagnostic services	2,961	3,872	10,379	11,585
Research and development expense	13,397	13,618	47,289	39,125
Selling, general, and administrative expense	87,631	64,602	242,752	180,294

Total costs and expenses	127,637	98,554	368,262	276,964

Operating income	55,287	57,918	221,188	162,086

Other income (expense):
Interest income	2,498	1,434	5,190	4,187
Other	(442)	(111)	(1,066)	(224)

Total other income	2,056	1,323	4,124	3,963

Income before income taxes	57,343	59,241	225,312	166,049

Income tax provision (benefit)	20,573	21,349	82,719	62,984

Net income	$36,770	$37,892	142,593	103,065

Earnings per share:
Basic	$0.50	$0.47	$1.87	$1.27
Diluted	$0.48	$0.46	$1.82	$1.23

Weighted average shares outstanding
Basic	73,821	80,375	76,173	81,219
Diluted	76,374	82,434	78,332	83,544

Condensed Consolidated Balance Sheets (Unaudited)

	Mar. 31, 2014	Jun. 30, 2013
(In thousands)
Cash, cash equivalents, and marketable investment securities	$277,713	$531,064
Trade receivables, net	82,678	94,333
Other receivables	3,226	3,373
Prepaid expenses	2,307	956
Inventory	18,906	5,007
Tax receivable	12,360	—
Equipment and leasehold improvements, net	32,665	27,602
Note receivable	—	21,667
Other assets	5,000	13,000
Intangibles, net	208,296	13,330
Goodwill	166,746	56,850
Deferred tax assets	6,529	36,639

Total assets	$816,426	$803,821

Accounts payable and accrued liabilities	$70,038	$62,466
Deferred revenue	2,118	2,043
Uncertain tax benefits	13,641	10,718
Deferred tax liabilities	8,387
Stockholders’ equity	722,242	728,594

Total liabilities and stockholders’ equity	$816,426	$803,821

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. The Company’s financial measures under GAAP include substantial one-time charges related to its acquisition of Crescendo Bioscience, Inc. in February 2014 and ongoing amortization expense related to acquired intangible assets that will be recognized over the useful lives of the assets. Management believes that presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial statements.

Following is a description of these adjustments:

•	Acquisition — change of control payments: Represents payments to reward Crescendo employees for efforts that led to and facilitated the completion of the Myriad acquisition. The payout was instituted and approved by Crescendo immediately prior to the close of the acquisition, and was paid for out of the acquisition purchase price. Given the proximity of the change of control payout and the closing of the merger, the change of control expense was recorded in Myriad’s post-acquisition financial results.

•	Acquisition — accelerated share-based compensation: Represents stock-based compensation expense resulting from the accelerated vesting of Crescendo employee options immediately prior to the acquisition that was recorded in Myriad post-acquisition financial results.

•	Acquisition — amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets including developed technology and database rights.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Reconciliation of GAAP to Non-GAAP Financial Measures

for the three and Nine Months ended March 31, 2014 and 2013

(Unaudited data in thousands)

	Three Months Ended		Nine Months Ended
	Mar. 31, 2014	Mar. 31, 2013	Mar. 31, 2014	Mar. 31, 2013
GAAP Cost of molecular diagnostic testing	$23,648	$16,462	$67,842	$45,960
GAAP Cost of companion diagnostic testing	2,961	3,872	10,379	11,585
Acquisition - change of control payments	(238)	—	(238)	—
Acquisition - accelerated share-based compensation	(185)	—	(185)	—
Acquisition - amortization of intangible assets	—	—	—	—

Non-GAAP COGS	$26,186	$20,334	$77,798	$57,545

Non-GAAP Gross Margin	86%	87%	87%	87%

GAAP Research and Development	$13,397	$13,618	$47,289	$39,125
Acquisition - change of control payments	(1,710)	—	(1,710)	—
Acquisition - accelerated share-based compensation	(2,075)	—	(2,075)	—
Acquisition - amortization of intangible assets	(78)	(78)	(234)	(234)

Non-GAAP R&D	$9,534	$13,540	$43,270	$38,891

GAAP Selling, General and Administrative	$87,631	$64,602	$242,752	$180,294
Acquisition - change of control payments	(3,747)	—	(3,747)	—
Acquisition - accelerated share-based compensation	(4,669)	—	(4,669)	—
Acquisition - amortization of intangible assets	(1,067)	(116)	(1,400)	(349)

Non-GAAP SG&A	$78,148	$64,486	$232,936	$179,945

GAAP Operating Income	$55,287	$57,918	$221,188	$162,086
Acquisition - change of control payments	5,695	—	5,695	—
Acquisition - accelerated share-based compensation	6,929	—	6,929	—
Acquisition - amortization of intangible assets	1,145	194	1,634	583

Non-GAAP Operating Income	$69,056	$58,112	$235,446	$162,669

Non-GAAP Operating Margin	38%	37%	40%	37%

GAAP Net Income	$36,770	$37,892	$142,593	$103,065
Acquisition - change of control payments	5,695	—	5,695	—
Acquisition - accelerated share-based compensation	6,929	—	6,929	—
Acquisition - amortization of intangible assets	1,145	194	1,634	583
Tax benefit associated with non-GAAP adjustments	(4,337)	—	(4,337)	—

Non-GAAP Net Income	$46,202	$38,086	$152,514	$103,648

GAAP Diluted EPS	$0.48	$0.46	$1.82	$1.23
Non-GAAP Diluted EPS	$0.60	$0.46	$1.95	$1.24

Free Cash Flow Reconciliation

(Unaudited data in thousands)

	Three Months Ended		Nine Months Ended
	Mar. 31, 2014	Mar. 31, 2013	Mar. 31, 2014	Mar. 31, 2013
GAAP cash flow from operations	$11,249	$37,396	$149,280	$110,866

Capital expenditures	(1,555)	(1,574)	(9,653)	(8,582)

Free cash flow after acquisition related charges	9,694	35,822	139,627	102,284

Acquisition - change in control payments	5,695	—	5,695	—
Acquisition - accelerated equity compensation	6,929	—	6,929	—

Free cash flow before acquisition related charges	$22,318	$35,822	$152,251	$102,284

Reconciliation of GAAP to Non-GAAP Financial Guidance

The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included from time to time in the Company’s public report filed with the SEC, including the Company’s recent Form 10-K and Form 10-Q.

Fiscal Year 2014
Diluted net income per share
GAAP diluted net income per share	$2.23 - $ 2.26
Acquisition - change of control payments	0.04
Acquisition - accelerated share based compensation	0.06
Acquisition - amortization of intangible assets	0.04

Non-GAAP diluted net income per share	$2.37 - $ 2.40

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company being well positioned to grow its business in the future, deliver long-term value for shareholders, and achieve its goal of building the leading global molecular diagnostic company focused on providing exceptional patient care across all major human diseases; the Company’s financial guidance under the caption “Increased Fiscal Year 2014 Outlook;” and the Company’s strategic directives under the caption “About Myriad Genetics”.

These “forward-looking statements” are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to: the risk that our expectations regarding our fiscal 2014 revenues and 2014 non-GAAP earnings per share may be incorrect (including because one or more of our assumptions underlying our revenue or expense expectations may not be realized), the risk that sales and profit margins of our existing molecular diagnostic tests and companion diagnostic services may decline or will not continue to increase at historical rates; risks related to changes in the governmental or private insurers reimbursement levels for our tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and companion diagnostic services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and companion diagnostic services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and companion diagnostic services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over our genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents or other intellectual property; risks related to changes in intellectual property laws covering our molecular diagnostic tests and companion diagnostic services and patents or enforcement in the United States and foreign countries; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required by law.